UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 5, 2008

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ZAP

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01     Entry into a Material Definitive Agreement

On July 30, 2008, ZAP (the “Company”) executed a Promissory Note for a credit line (the “Note”) and a Deed of Trust, Assignment of Leases and Rents and Security Agreement and Fixture Filing (the “Security Agreement”), both in favor of Al Yousuf LLC (the “Lender”).
The Al Yousuf Group is a Dubai-based conglomerate and a major shareholder of ZAP. The President of Al Yousuf LLC is Mr. Eqbal Al Yousuf who is also the Chairman of the Board of ZAP.

The following description is a summary of the material terms and conditions of both the Note and the Security Agreement. The summary is not intended to be complete and it is qualified in its entirety by reference to the Note and the Security Agreement included as Exhibits 10.1 and 10.2 to this report and incorporated herein by reference. Capitalized terms not defined herein have the meaning ascribed to them in the Note and the Security Agreement.

The maximum principal loan under the Note is $10,000,000.  The initial outstanding principal sum advanced to the Company is $1,760,000.  Advances shall be for (i) the purposes of inventory from June 1, 2008 consistent with the currently applicable budget of the Company, as approved by its board of directors (an “Inventory Advance”) or (ii) general working capital to be used consistently with the Company’s budget (a “Working Capital Advance”).  The interest rate shall accrue daily at a rate per annum equal to the greater of (i) one month LIBOR plus 3% per annum and (ii) eight percent (8.00%) per annum, commencing on the date of the Note.

The Note matures February 28, 2010. Interest only payments are due under the Note monthly commencing August 30, 2008.  Repayment of an Inventory Advance is due four (4) months after the date of such Advance.  Repayment of a Working Capital Advance is due six (6) months after the date of such Advance.  The repayment term may be extended upon written request of the Company and at the Lender’s sole discretion. The Note is pre-payable in whole or in part without penalty and upon 30 days’ written notice to Lender.

The Note contains customary Events of Default, including but not limited to the following: (i) failure by the Company to make any scheduled payment of principal, interest or other amounts due under the Note, (ii) failure to pay-off the Note upon the Maturity Date, (iii) any representation or warranty made in the Loan Documents by the Company being found false in any material respect, (iv) consent by the Company to appoint a conservator or liquidator in a bankruptcy proceeding relating to the Company or all or substantially all of its assets and (v) failure of the Company to maintain insurance required pursuant to the Loan Documents.  Upon the occurrence of an Event of Default, the Note shall become due and payable and the interest rate shall increase by 3.00% per annum.

All principal and interest due under the Note is secured by certain of the Company’s real property, a legal description of which is further described in the Security Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.1	Promissory Note by Zap in favor of Al Yousuf LLC, dated July 30, 2008

10.2	Deed of Trust, Assignment of Leases and Rents and Security Agreement and Fixture Filing by Zap to Fidelity National Title Company in favor of Al Yousuf LLC, dated July 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: August 5, 2008	By:	/s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer